UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)     Title of each class of securities to which transaction applies:

2)     Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

4)     Proposed maximum aggregate value of transaction:

5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)     Amount Previously Paid:

2)     Form, Schedule or Registration Statement No.:

3)     Filing Party:

4)     Date Filed:

Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 15, 2014

Dear Shareholder,

The 123rd annual meeting of Union Bankshares, Inc. (the “Company”) will be held Wednesday, May 21st at 3 p.m. at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15 West, Morrisville, Vermont. You are cordially invited to attend. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

Also enclosed with this mailing is a copy of our Annual Report on Form 10-K for Union Bankshares, Inc. for the year ended December 31, 2013, along with a brochure containing other information of interest about your Company Our proxy materials,Annual Report on Form 10-K and informational brochure are also posted on www.unionbankvt.com and on a special internet website, as indicated in the Notice of Internet Availability section of the attached Notice of Annual Meeting.

We are pleased our newest Union Bank director has agreed to stand for election to the Company's Board. John M. Goodrich, a Lyndonville resident, is the Vice President of Production of Americas, a division of Weidmann Electrical Technology, Inc. A brief bio of John is contained in the proxy statement.

In addition to election of directors and ratification of the selection of the external auditors for 2014, shareholders will be asked to approve the Union Bankshares, Inc. 2014 Equity Incentive Plan (the "Equity Plan"). If approved the Equity Plan would replace the Company's 2008 Incentive Stock Option Plan. A description of the material features of the plan, as well as the text of the plan, are contained in the proxy statement.

If your shares are held through a broker, please note that your broker will not have the authority to vote your shares on the election of directors or approval of the Equity Plan without your specific instructions. Therefore, it is especially important that you submit your proxy promptly so your votes can be counted.

All shareholders of record will have three options for voting. In addition to returning the enclosed proxy card by mail, you may alternatively vote by phone or via the internet. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors and bank officers at the Stone Grill Restaurant, Route 15 West, Morrisville, VT.

Sincerely,

Kenneth D. Gibbons	David S. Silverman
Chairman	President & Chief Executive Officer

Union Bankshares, Inc.

NOTICE OF
2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, May 21, 2014

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. (the “Company”) will be held at 3:00 p.m., local time, on Wednesday, May 21, 2014, at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15 West, Morrisville, Vermont for the following purposes:

1.
To fix the number of directors at nine for the ensuing year and to elect nine directors (or such lesser number as circumstances may warrant), to serve a one year term and until their successors are elected and qualified;

2.	Approve the Union Bankshares, Inc. 2014 Equity Incentive Plan;

3.	To ratify the appointment of the independent public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2014; and

4.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 28, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2013 and a brochure containing certain additional information about the Company are available on the internet in a downloadable, printable and searchable format and may be accessed at
http://www.cfpproxy.com/6393.

By Order of the Board of Directors,

John H. Steel
Secretary

Morrisville, Vermont
April 15, 2014

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PROXY STATEMENT - TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
Why have I received these materials?	1
Who is entitled to vote at the annual meeting?	1
How do I vote my shares at the annual meeting?	1
Can I change my vote after I submit my proxy?	2
Can I vote in person at the meeting instead of voting by proxy?	2
What does it mean if I receive more than one proxy card?	2
What is a broker nonvote?	2
What constitutes a quorum for purposes of the annual meeting?	3
What vote is required to approve matters at the annual meeting?	3
Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2 and 3?	3
How does the Board recommend that I vote my shares?	3
How are proxies solicited?	4
Who pays the expenses for soliciting proxies?	4
SHARE OWNERSHIP INFORMATION	4
Share Ownership of Management and Principal Holders	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL 1-TO ELECT DIRECTORS	6
Director Qualifications	7
Directors' Compensation	9
Attendance at Directors' Meetings	11
Director Independence	11
Board Committees and Corporate Governance	11
Audit Committee	11
Compensation Committee	12
Board Nominating Functions	12
Board Leadership Structure and Role in Risk Oversight	13
Codes of Ethics	14
Shareholder Recommendations for Board Nominations	14
Attendance at Annual Meeting of Shareholders	14
Communicating with the Board	15
Transactions with Management and Directors	15
Compensation Committee Interlocks and Insider Participation	15
Vote Required to Approve Proposal 1	15
AUDIT COMMITTEE REPORT	16
COMPENSATION COMMITTEE REPORT	17
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	22
Stock-Based Compensation	23
Deferred Compensation Plans	24
Defined Benefit Pension Plan	25
Defined Contribution Retirement Savings Plan	25
Short Term Incentive Performance Plan	26
PROPOSAL 2-APPROVAL OF THE UNION BANKSHARES, INC. 2014 EQUITY INCENTIVE PLAN	26
Summary of the Equity Plan	26
Certain Federal Income Tax Consequences	30
Vote Required to Approve Proposal 2	31
PROPOSAL 3-RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	32
Audit Fees	32
Audit Committee Preapproval Guidelines	33
Vote Required to Approve Proposal 3	33
SHAREHOLDER PROPOSALS	33
OTHER MATTERS	33
APPENDIX A - 2014 EQUITY INCENTIVE PLAN	A-1

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 21, 2014

INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the “Company,” “we” or “our”) to be held at 3:00 p.m. local time on Wednesday, May 21, 2014, at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15 West, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report on Form 10-K for the year ended December 31, 2013 containing the Company's audited consolidated financial statements and footnotes, and a brochure containing certain additional information about the Company. These materials were first sent to our shareholders on or about April 15, 2014. You are cordially invited to attend the annual meeting and are asked to vote on the following proposals:

1.	To elect nine directors to the Company's Board of Directors (the “Board”) for the ensuing year;

2.	To approve the Union Bankshares, Inc. 2014 Equity Incentive Plan; and

3.	To ratify the selection of our independent auditors.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 28, 2014 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,458,262 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may vote your shares by completing and signing the accompanying proxy card and returning it in the enclosed postage paid envelope. Alternatively, you may vote your shares by telephone at 1-855-362-6704 or over the internet at http://www.rtcoproxy.com/unb. Be sure to have your proxy card in hand if you vote by telephone or the internet and follow the instructions on the card. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Registrar and Transfer Co. of Cranford, New Jersey.

“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I submit my proxy?

Yes, after you have mailed your proxy card or submitted your proxy by telephone or the internet, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by

•
mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the address and telephone number shown on page one of this proxy statement; or

•	submitting a later dated proxy by telephone or the internet; or

•	withdrawing your previously given proxy in person at the annual meeting and voting your shares by ballot.

“Street name” shareholders who wish to change their vote must contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card, or to vote your shares by telephone or the internet, to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the address and telephone number shown on the cover of this proxy statement.

What is a broker nonvote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.

Please note that under applicable brokerage industry rules for broker voting of shares, all director elections, whether or not contested, are considered nonroutine, and therefore, a broker may not vote a customer's shares in the election of directors without specific instructions from the beneficial owner. Similarly, the approval of the 2014 Equity Incentive Plan is considered a nonroutine matter for purposes of broker voting authority and therefore specific instructions from the beneficial owner are required. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.

The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 3 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as “WITHHOLD AUTHORITY” on the election of directors (Proposal 1), "ABSTAIN" on the vote to approve the Union Bankshares, Inc. 2014 Equity Incentive Plan (Proposal 2) or “ABSTAIN” on the ratification of the appointment of the independent auditors (Proposal 3) will be treated as present at the meeting for purposes of determining a quorum.
Broker nonvotes are counted for determining a quorum on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors and the vote on the 2014 Equity Incentive Plan) broker nonvotes are not considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum as to those matters.

What vote is required to approve matters at the annual meeting?

The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD AUTHORITY for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

Approval of the the Union Bankshares, Inc. 2014 Equity Incentive Plan (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.

Ratification of the appointment of the Company's independent auditors (Proposal 3) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 3.

If any other matter should be presented at the meeting, approval of such matter would require that more votes be cast in favor than opposed. Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors, approval of the 2014 Equity Incentive Plan and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2 and 3?

Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.

Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the votes on approval of the Union Bankshares, Inc. 2014 Equity Incentive Plan (Proposal 2) or on the ratification of the appointment of independent auditors (Proposal 3).

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at nine and to elect the nine nominees listed in this proxy statement; vote FOR Proposal 2 to approve the Union Bankshares, Inc. 2014 Equity Plan; and FOR Proposal 3 to ratify the appointment of the independent accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2014.

If you vote by proxy card, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR Proposals 1, 2 and 3, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 31, 2014 by:

•	each incumbent director and nominee for director of the Company;

•	each executive officer named in the 2013 Summary Compensation Table included elsewhere in this proxy statement;

•	all of the Company's directors, nominees and executive officers as a group; and

•
each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Cynthia D. Borck	5,279	(1)	*
Steven J. Bourgeois	1,600	(2)	*
Jeffery G. Coslett	2,152	(3)	*
Kenneth D. Gibbons	56,157	(4)	1.26
John M. Goodrich	100		*
Marsha A. Mongeon	6,579	(5)	*
Timothy W. Sargent	1,167		*
David S. Silverman	7,835	(6)	*
John H. Steel	8,000	(7)	*
Schuyler W. Sweet	8,000	(8)	*
Cornelius J. Van Dyke	1,208	(9)	*

All Directors, Nominees and Executive Officers as a Group
(12 in number)	98,102		2.20

Other 5% or more Shareholders
Richard C. Sargent	534,980	(10)	12.00
Genevieve L. Hovey Trust	422,908		9.49
Susan Hovey Mercia	603,713	(11)	13.54
Walter M. Sargent Revocable Trust	313,196	(12)	7.03

*	Denotes less than one percent (1%) of class.
(1)	Ms. Borck has shared voting and investment power over 102 of the shares listed.
(2)	Mr. Bourgeois has shared voting and investment power over all shares listed. All of such shares are held in the Bourgeois Family Trust.
(3)	Mr. Coslett has shared voting and investment power over 652 of the shares listed. Includes 1,500 shares Mr. Coslett has the right to acquire under presently exercisable incentive stock options.
(4)	Mr. Gibbons has shared voting and investment power over 27,387 of the shares listed.
(5)	Ms. Mongeon has shared voting and investment power over 1,875 of the shares listed. Includes 4,000 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(6)
Mr. Silverman has shared voting and investment power over 4,835 of the shares listed. Includes 660 shares held in an IRA for the benefit of Mr. Silverman's wife. Includes 3,000 shares Mr. Silverman has the right to acquire under presently exercisable incentive stock options.

(7)	Mr. Steel has shared voting power over 2,000 of the shares listed.
(8)	All shares are held in the Schuyler W. Sweet 2000 Revocable Trust, of which Mr. Sweet is settlor and trustee.
(9)
Includes 808 shares held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee and 400 shares held in the Carol Phillips Hillman Revocable Trust, of which Mr. Van Dyke's wife is settlor and trustee.

(10)
Mr. Sargent has shared voting power over 532,099 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 313,196 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three co-trustees.

(11)
Ms. Mercia has shared voting and investment power over 178,908 of the shares listed. She is the sole trustee and a beneficiary of the Genevieve L. Hovey Trust, and all 422,908 of the shares held by the trust are included in Ms. Mercia's share total, however Ms. Mercia disclaims beneficial ownership of 211,454 shares.

(12)
All 313,196 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with.

PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals and the Board has recommended that the number of directors be increased to nine to accommodate the nomination of Union Bank director John M. Goodrich to stand for election to the Company Board. Accordingly, the shareholders are being asked to fix the number of directors for the ensuing year at nine, or such lesser number as circumstances require should any of the nominees be unable to serve.

The table below contains certain biographical information about board nominee Goodrich and each of the eight incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Cynthia D. Borck, 64	1995	Principal, Consulting Services Information (business consulting), Morrisville, VT

Steven J. Bourgeois, 65	2005	Chief Executive Officer and Principal Owner, Strategic Initiatives for Business LLC (business consulting), St. Albans, VT

Kenneth D. Gibbons, 67	1989	Chairman of the Board, Union Bankshares, Inc. and Union Bank; May 18, 2011 - present. Previously, Chief Executive Officer and President of both Companies. Morrisville, VT

John M. Goodrich, 64	-	Vice President of Production of the Americas of Weidmann Electrical Technology, St. Johnsbury, VT

Timothy W. Sargent, 38	2,011	Attorney at Law, Sargent Law Office Morrisville, VT

David S. Silverman, 53	2,011
Chief Executive Officer and President, Union Bankshares, Inc. and Union Bank; May 16, 2012 - present.
Previously, President, Union Bankshares, Inc. and Union Bank and Vice President, Union Bankshares, Inc. and Senior Vice President and Senior Loan Officer, Union Bank
Morrisville, VT

John H. Steel, 64	2002	Owner, President and Treasurer, Steel Construction, Inc. Stowe, VT

Schuyler W. Sweet, 66	2008	Owner and Manager, Stony River Properties, LLC (equipment leasing and property management) Littleton, NH

Cornelius J. Van Dyke, 60	2010	President and General Manager, Golden Eagle Resort Stowe, VT

(1) Each incumbent director is also a director of Union Bank; years of service do not include service on the Board of Union Bank.

Director Qualifications

Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our stockholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets semi-monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our incumbent directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.

The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Cynthia Borck has been a Director since 1995 and was employed for twenty two years by the Company's subsidiary, Union Bank, prior to her retirement in 2008 from her position as Executive Vice President. During her career at the Bank, Cynthia worked in and managed operations, retail lending, secondary market loan sales and branch administration. Cynthia has also been active in the Vermont Bankers Association (VBA), serving on various VBA committees and its executive council and is a past VBA Chair. Following her retirement from the Bank in 2008, she established Consulting Services Information, a business consulting firm which she owns and operates, in addition to working with a CPA firm periodically. Cynthia has also been active in both civic and church organizations. Her in depth understanding of Union and community banking adds strength and consistency to the Board. She serves on Union's 401K Committee and Chairs its Trust Committee.

Steven Bourgeois began his career in banking in 1969. He served as the President and Chief Executive Officer (“CEO”) of Franklin Lamoille Bank in St. Albans, Vermont from 1991 to 2001 when the Company was acquired. He continued as Regional President of Banknorth until 2002 and as an Advisory Board member until 2004. He is the owner and CEO of Strategic Initiatives for Business LLC, a business consulting firm he founded in 2002. Steve has served as an officer/

board member of the Vermont Economic Development Authority from 1988 until present, as a member of the Governor's Council of Economic Advisors from 2002 to 2010, and has served on many statewide councils at the Governor's request. Steve has numerous other business, community, civic and banking industry group memberships in Vermont and Franklin County. He joined the Company's Board in 2005, and is the Chair of the Audit Committee. Steve is the designated “audit committee financial expert” as defined by the regulations of the SEC, and is also the Audit Committee representative on the Company's Disclosure Control Committee. He is also a member of Union's St. Albans Advisory Board. Steve's many years of experience in Vermont community banking, including as a community bank CEO, and his financial knowledge and expertise provide an important contribution to the Board.

Kenneth Gibbons has served as Chairman of the Board since the 2011 annual meeting and served as President of both the Company and Union from 1991 until April 1, 2011 and as CEO of the Company and Union until his retirement at the 2012 annual meeting. Ken's banking career began in 1965 in Massachusetts and he has worked in all areas of banking during the intervening years. In 1975, he moved to Vermont and joined Union in 1984 as Vice President of Commercial Lending. Ken has served on many committees of the VBA and is a past VBA Chair. He has also been actively involved with the American Bankers Association and is a former member of the board of directors of the Independent Community Bankers of America (ICBA). Ken has been very active in numerous civic organizations and currently serves on the board of the Vermont Educational and Health Buildings Finance Agency, the Lamoille Region Chamber of Commerce, and Sterling College, and on various Copley Hospital committees. Ken's expertise in the community banking field and his leadership and strategic planning skills and his long tenure with the Company add valuable depth and strength to the Board. Ken joined the Company's Board in 1989, and serves on Union's Pension Committee.

John Goodrich has been a Union Bank director since March 2013. He currently is the Vice President of production for Americas for Weidmann Electrical Technology, with operations in Piracicaba, Brazil, Saltillo, Mexico, Urbana, Ohio and St. Johnsbury, Vermont. Mr. Goodrich is very active in the community, having served on the St. Johnsbury School Board for seven years and on the Planning Commission for five years, as well as participating in the writing of the St. Johnsbury Town Plan. John is a past Director of the Board of Central Vermont Public Service, and was a Director for many years for the Associated Industries of Vermont (AIV). Mr. Goodrich remains active in the Vermont political process at the local and state level, and was appointed by then Governor Jim Douglas to first serve and then chair the Commission for the Future of Economic Development. John's considerable experience in management of a large business enterprise and his knowledge of one or our important local markets, adds valuable strength to the Board.

Timothy Sargent joined the Company's Board in 2011 and has served on Union Bank's Board since 2010. He has practiced law in Morrisville, Vermont at Sargent Law Office, PLLC since 2004. In January 2009, Tim assumed full ownership of the firm. He holds a law degree from Vermont Law School and a bachelor of science degree from Bates College. Tim has served as a Trustee on the Morrisville Water and Light Board and has been actively involved with the Morrisville Rotary Club. In addition, Tim sits on the Ron Terrill Scholarship Fund Committee, which awards scholarships to local graduating high school students. Tim is an active member in the local community and cares very deeply about the economic health and vitality of the region. The Company values his legal insights, knowledge of local businesses and perspective with regard to a younger generation. Tim serves on the Company's Audit Committee.

David Silverman became President of the Company and the Bank on April 1, 2011 and CEO of both in May 2012. David was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 26 years and before becoming President, served in many capacities, including Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served as a trustee of the Hardwick Electric Department, on the Boards of the Stowe Area Association, Lamoille County Health Services, Community Health Services of Lamoille Valley, and as a member of the Morristown Development Review Board. He is a currently serving on the Board of Copley Hospital, as an executive council member of the Vermont Bankers Association, and on the Board of Directors of Lamoille Economic Development Corporation. David serves on the Bank's Trust, Pension and 401K Committees and all three of Union's local Advisory Boards. David's many years of service to the Company in various positions, and his day to day leadership since becoming CEO in 2012 provide the Board with the benefit of his thorough knowledge of the Company's business operations, markets and strategic challenges and opportunities.

John Steel founded Steel Construction in Stowe, Vermont in 1981 and is now one of the premier builders in Stowe. He holds a degree in Business Administration from the University of Denver. John has been a leader in many civic organizations in Stowe. He currently serves as a member-at-large of Copley Hospital Trustees serving on its executive, finance and compensation committees. John is also Chair of the Copley Woodlands Board. His business, trust and investment knowledge brings valuable insight to the Board. John joined the Board in 2002 and serves on the Company's Compensation Committee, as well as on Union's Trust, 401K and Pension Committees. He became Secretary of the Company in October, 2010.

Schuyler Sweet is the owner and Manager of Stony River Properties, LLC, an equipment leasing and property management company in Littleton, New Hampshire. Schuyler has owned and operated a number of businesses over the years, including busing companies, a travel agency and leasing companies. Schuyler, who joined the Board in 2008, has been on Union Bank's Northern New Hampshire Advisory Board since 2005 and is very active in local civic and business organizations. His considerable experience in managing small businesses, his in-depth familiarity with the Littleton market and his inquisitive nature adds strength to the Company's Board. Schuyler's knowledge of the New Hampshire banking market is especially important as Union acquired three New Hampshire branches in May 2011 and continues to grow its franchise in the state. Schuyler serves as Chair of the Company's Compensation Committee. He also serves on the Company's Audit Committee, as well as on Union's Pension Committee.

Neil Van Dyke from Stowe, Vermont was appointed to the Board of Union Bank in 2009 and elected to the Company's Board in 2010. He adds a unique perspective to the Company's complement of Board members as the part owner of a large resort property in Stowe. Neil holds a Bachelor's Degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil joined the staff of the Golden Eagle Resort in 1979 and is currently the President. Neil has been actively involved on the board of Stowe Area Association since 1982, and is the founder of Stowe Mountain Rescue, where he has been a team leader since 1980. In 2013, Neil became the Search and Rescue Coordinator for the Vermont Department of Public Safety. He has also served as a member of the Stowe Select Board since 2010. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to the Board. Neil serves on the Company's Compensation Committee and on the Bank's Trust Committee.

Director’s Compensation
Directors’ fees, committee fees and advisory board member fees are determined annually by the Company’s Board of Directors for service on the Boards of the Company and Union. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee (“Committee”) or the Company’s Board based on published surveys, consultant recommendations and knowledge of other financial institutions’ director compensation practices.
The Company and Union Bank director fees for 2013 followed the same compensation structure as in 2012, with a 3% increase in the amount of the retainer for board member and chairman, and a 3% increase in the Union Board's per meeting fee. This percentage increase matched the average salary increase for Union employees in 2013. Director compensation has been based on an analysis conducted by independent consulting firm Pearl Meyer & Partners, LLC in 2011. The Compensation Committee and the Boards of the Company and Union believe that director compensation remains commensurate with its peers.
Each of the eight incumbent directors of the Company also served as a director of Union throughout 2013. Nominee John M. Goodrich was appointed to Union’s Board on March 20, 2013. All directors of the Company received an annual retainer of $8,716 but did not receive any fees for attendance at regular or special meetings of the Company’s Board. Mr. Gibbons also received an additional retainer of $1,545 for his service as Chairman of the Company’s Board throughout 2013. For 2013, the Committee Chairs of the Company’s Compensation and Audit Committees were paid an annual retainer of $500. All members of the Audit Committee received a $350 per meeting fee and all members of the

Compensation Committee received a $300 per meeting fee. The Audit Committee member who sits on the Company’s Disclosure Control Committee received a $500 per meeting fee.
Nonemployee directors of Union received an annual retainer of $6,725, prorated for Mr. Goodrich from the time of his appointment to Union’s board, and a per meeting fee of $666 for service on Union’s Board during 2013. Mr. Gibbons received an annual retainer fee of $1,545 for his service as Union Board Chairman in 2013. In addition, nonemployee directors of Union who serve on Union’s Trust Committee received a $125 per meeting fee, and the Chair of the Trust Committee received an annual retainer of $500. All nonemployee directors who serve on Union’s Defined Benefit Pension Plan Committee and/or 401(k) Plan Committee received a $125 per meeting fee. Union’s additional special meeting fee for Union’s nonemployee Directors is $250 for ½ day sessions and $500 for all day sessions. From time to time, ad hoc meetings for special projects occur. Such projects occurred in 2013 and the directors who participated in these meetings were compensated at the special meeting rate.
Directors may also serve on one of Union’s three regional advisory boards, for St. Johnsbury or St. Albans, Vermont or Northern New Hampshire. Nonemployee directors of Union who serve on any of these advisory boards receive a per meeting fee of $275.
During 2013, Mr. Silverman, who is a full-time employee of Union, served as a Director of the Company and of Union. Mr. Silverman received fees for serving as a Company director but was not separately compensated for his service on Union’s Board, Union’s advisory boards or on any of Union’s committees. All director fees paid to Mr. Silverman during 2013 for his service on the Company’s Board are disclosed in the Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - 2013 Summary Compensation Table.”
Company and Union directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or Union in order to provide retirement or other benefits as selected in the individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.”
The Company and Union also maintain the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, which was closed to new participants in 1998 and closed to new deferrals in 2004. Two nonemployee directors received annual payouts under the plan in 2013, both of whom are also entitled to future annual payments. The Company and Union have jointly purchased insurance on the lives of the participants and other Union employees for the purpose of recouping, in the future, the benefit payments made under the plan. Additional information about the plan is contained elsewhere in the proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.”
Except as described above, the Company’s and Union’s nonemployee directors were not eligible to receive any other form of compensation during 2013 for their services as directors.

The following table lists the annual compensation paid to or earned during 2013 by the Company's nonemployee directors for service on the Boards of the Company and the Bank:
2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	All Other Compensation ($)(3)	Total ($)

Cynthia D. Borck	$32,759	$—	$32,759
Steven J. Bourgeois	38,266	3,025	41,291
Kenneth D. Gibbons	36,340	—	36,340
Timothy W. Sargent	35,325	—	35,325
John H. Steel	37,500	—	37,500
Schuyler W. Sweet	40,400	3,300	43,700
Cornelius Van Dyke	35,909	—	35,909

(1)
Includes fees paid for service on the Boards of Directors and committees of both the Company and Union Bank. Director fees earned by Mr. Silverman during 2013 are disclosed in the 2013 Summary Compensation table.

(2)
Does not include annual benefit payments paid to nonemployee directors under the Company's 2008 Amended and Restated Nonqualified Deferred Compensation Plan, attributable to compensation deferrals in prior years.

(3)	Union regional advisory board fees.

Attendance at Directors' Meetings

During 2013, the Company's Board of Directors held 13 regular meetings and no special meetings. All incumbent directors attended at least 92% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serves on Union Bank's Board, which meets twice monthly.

Director Independence

The Board of Directors has determined that Board nominee Goodrich and each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC (NASDAQ) rules for listed companies, except Messrs. Gibbons and Silverman due to their status as a previous and current employee of the Company, respectively. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company that would interfere with the exercise of independent judgment. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises Directors Steven Bourgeois (Chair), Timothy Sargent and Schuyler Sweet. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of a listed company's audit committee qualify as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Mr. Bourgeois, with his extensive bank management experience, including formerly as a community bank President and CEO, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised most recently in 2014, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2013, the Company's Audit Committee met 6 times. A report of the Audit Committee on its 2013 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Compensation Committee. The Compensation Committee comprises Directors Schuyler Sweet (Chair), John Steel and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, stock option awards and benefit plans. A copy of the Compensation Committee's charter, as revised in 2013, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2013, the Compensation Committee met 14 times. A report of the Compensation Committee on its 2013 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Silverman and Mr. Gibbons, who are not considered independent due to their current and previous positions, respectively, as executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

•	Strong personal integrity;

•	Previous leadership experience in business or administrative activities;

•	Ability and willingness to contribute to board activities, committees, and meetings;

•	Willingness to apply sound and independent business judgment;

•	Loyalty to the Company and concern for its success;

•	Awareness of a director's role in the Company's corporate citizenship and image;

•	Willingness to assume broad, fiduciary responsibility;

•	Willingness to become familiar with the banking industry and regulations;

•	Familiarity with the Company's service area; and

•	Qualification as an independent director under applicable NASDAQ rules for listed companies.

Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, as well as geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors, please refer to the section above under caption “Director Qualifications.”

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”

The process followed by the independent directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.

In deciding to nominate John M. Goodrich for election to the Company's Board, the independent directors evaluated his business and professional experience, personal attributes and performance as a Union Bank director, and concluded that he met the specified criteria for a Board nominee.

In addition, all nominees for election at the annual meeting who are incumbent directors of the Company were deemed by the independent directors to meet the criteria for Board membership.

Board Leadership Structure and Role in Risk Oversight
The Company currently has a Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for two directors, the Chairman and the CEO, all of our directors are independent, and only the CEO is currently an employee of the Company. The Board believes that its structure, with a nonemployee Chairman providing leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonemployee directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.

Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.

The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk and risks relating to Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.

In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight in connection with the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2013 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, CEO and President David Silverman and Treasurer and CFO Karyn Hale are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

Shareholder Recommendations for Board Nominations

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:

•	the name, address and share ownership of the shareholder making the recommendation;

•	the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and

•	any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.

The information should be delivered in person to the Assistant Corporate Secretary, Kristy Adams Alfieri, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight of the incumbent directors as well as director nominee Goodrich attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors and executive officers were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required to Approve Proposal 1

Election of directors is by a plurality of the votes cast.

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one year term expiring at the 2015 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

2013 AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Mr. Bourgeois (Chairman), Mr. Sweet and Mr. Sargent. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Bourgeois has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

In 2013, the Audit Committee appointed Berry, Dunn, McNeil & Parker, LLC. (BerryDunn), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2013. The appointment was ratified by the Board and the shareholders.

The Audit Committee has reviewed and discussed both with management and with BerryDunn, the Company's audited consolidated financial statements as of and for the year ended December 31, 2013. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2013.  Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal controls over financial reporting; the independent registered public accounting firm has the responsibility for the audit of the consolidated financial statements and for expressing an opinion on whether such financial statements are in conformity with generally accepted accounting principles in the United States of America. The independent registered public accounting firm reports directly to the Audit Committee, which meets with the independent auditor on a regular basis, in separate executive sessions when appropriate. In 2013, the Audit Committee met six times.

The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with professional standards, including the auditors’ judgment regarding the quality as well as the acceptability of the Company’s accounting principles, as applied in its financial reporting. The Audit Committee has received and reviewed the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and its management. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm’s independence in connection with serving as the Company’s independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2013 reporting is included in the proxy statement under the caption “INDEPENDENT AUDITORS.”

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Submitted by the Union Bankshares, Inc. Audit Committee
Steven J. Bourgeois (Chair)
Timothy W. Sargent
Schuyler W. Sweet

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee”) of the Board of Directors of Union Bankshares, Inc. (the "Company”) is made up of three nonemployee directors, Schuyler W. Sweet (Chair), John H. Steel and Cornelius (Neil) J. Van Dyke. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ stock exchange. This determination has taken into consideration new rules issued in 2013 by NASDAQ which provide guidance as to compensation earned by Committee members in fulfilling their duties, any other fees paid by the Company to the Committee members, any other affiliation with the Company or subsidiary, and all other factors specifically relevant to determining whether a Committee member has a relationship to the Company which is material to his ability to be independent from management in connection with the duties of a Committee member.

During 2013, the Company did not have any salaried employees at the holding company level, but the two individuals who served as executive officers of the Company during all of 2013 and the one individual who was named an executive officer on May 15, 2013 received compensation in their capacity as employees of the Company’s subsidiary, Union Bank (“Union”). The Committee’s recommendations on compensation for the executive officers were, therefore, implemented by the Board of Directors of Union, rather than the Company. However, throughout 2013, the directors of the Company and Union were the same individuals with the exception of John M. Goodrich, who was appointed to the Union Board on March 20, 2013.

In 2011, the Committee adopted a Compensation Philosophy which is intended to provide a total compensation package that is competitive with market practice. The objectives of the compensation program are to: attract, retain and motivate talented members of senior management; provide a competitive total compensation and benefits package; reward superior performance in a manner consistent with prudent risk management; and, align management interests with those of shareholders, with the ultimate goal of enhancing overall shareholder value. This Compensation Philosophy was reviewed by the Committee in December 2013 and determined to remain the objective for compensation practices and strategies.

David S. Silverman served as President & CEO of the Company and Union throughout 2013. Mr. Silverman also served as a Director of the Company and of Union throughout 2013.

Marsha A. Mongeon served as Vice President, Treasurer and Chief Financial Officer of the Company and as Senior Vice President and Treasurer of Union throughout 2013.

Jeffrey G. Coslett was named Vice President of the Company on May 15, 2013 and served as Senior Vice President of Union throughout 2013.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and Union’s Board, consistent with the Compensation Philosophy, attempt to structure compensation packages for executive officers that will assist in attracting, retaining and motivating competent senior management and will provide appropriate rewards for both personal and Bank performance. Discretionary short-term incentive programs and stock-based, long-term compensation are also utilized as a means to increase senior management’s focus on future growth in corporate earnings and shareholder value. The Committee and the Boards of Union and the Company do not believe that the compensation policies and practices of Union incur risk that would be reasonably likely to have a material or adverse effect on the Company.

Union utilizes data available from the FDIC, the Independent Community Bankers Association, the accounting firm of Berry Dunn McNeil & Parker, LLC and other vendors to assess and compare compensation practices. The Committee and Union’s Board also considered salary surveys prepared by other companies that specialize in compiling data on compensation and benefit packages for banks.

In June 2013, the Committee and Union’s Board engaged Pearl Meyer and Partners (“Pearl”) to review officer compensation at Union. This analysis, completed in October 2013, was designed to assess Union’s compensation of senior officers and other selected officer positions utilizing data from a peer group of 20 similar community banks in

New England and upstate New York ranging in size from $375 million to $953 million in assets. Pearl used data from the peer group as well as other public and proprietary data available to them to benchmark Union’s existing compensation and benefit levels. Pearl then provided the Committee and the Boards of the Company and Union with recommendations for more closely aligning Union’s compensation package to its financial performance in relationship to the peer group. These recommendations were implemented with salary adjustments made at the end of 2013.

Based on prior practices and recommendations, the Company has offered a plan which allows for the granting of incentive stock options to executive officers and to certain senior officers of Union. Based on the compensation analysis by Pearl, the Company has voted to recommend to shareholders the adoption of the Union Bankshares, Inc. 2014 Equity Incentive Plan (“Incentive Plan”). The Incentive Plan will continue to provide the opportunity for granting incentive stock options, and will additionally allow for the granting of restricted stock awards and restricted stock unit awards to eligible officers and nonemployee directors of the Company and of Union. More information regarding the Incentive Plan can be found under the caption "Proposal 2 - Approval of the Union Bankshares, Inc. 2014 Equity Incentive Plan" and in Appendix A of this proxy statement. The Incentive Plan would replace the 2008 Incentive Stock Option Plan of Union Bankshares, Inc. It is intended that upon approval by shareholders, no further awards shall be made under the Company’s 2008 Incentive Stock Option Plan. Any awards of incentive stock options made on or after such date of approval shall be deemed to be made under the 2014 Incentive Plan, and any outstanding awards of incentive stock options granted under the 2008 Incentive Stock Option Plan shall continue to be governed by the terms of such plan.

The Compensation Committee continues to offer a Short Term Incentive Performance Plan (“STIPP”). On February 6, 2013, the Company’s Board, acting through its Compensation Committee, gave final approval to the terms of the STIPP and adopted annual performance and award targets under the Plan for 2013. The performance measures are calculated utilizing Union financial information only. The STIPP has been designed to attract, motivate, retain and reward key employees of Union, while at the same time ensuring that incentives do not encourage inappropriate risk taking. Payouts from the STIPP were calculated based on the actual performance of Union, reviewed and approved by the Union Board, and awarded in February 2014 to eligible plan participants, including $36,118 to Mr. Silverman, $15,572 to Ms. Mongeon and $10,742 to Mr. Coslett. STIPP payouts from the 2012 plan were paid out in March 2013, including $34,415 to Mr. Silverman and $16,573 to Ms. Mongeon. The Boards of the Company and Union approved 2014 performance goals for the STIPP program which are substantially similar to those under the 2013 plan.

Final guidance governing incentive compensation for financial institutions was issued in 2010 by the Federal Reserve Board, joined by the Federal Deposit Insurance Corporation and other federal banking regulatory agencies. The guidance is designed to promote safety and soundness of the institution by appropriately balancing the risk and reward of an incentive compensation arrangement, by implementing effective controls and risk-management, and by having strong corporate governance through active and effective oversight by the Company’s Board. An important component of the compensation consulting services rendered by Pearl in 2013 was to ensure that Union’s compensation practices, including the STIPP, do not promote excessive risk taking that would have a material or adverse effect on the Company. These pay practices were not changed in 2013, and are believed to remain in conformity with the inter-agency guidance of incentive compensation.

As required under the Dodd-Frank Consumer Protection and Wall Street Reform Act of 2010 (the “Dodd-Frank Act”), in 2011, the Securities and Exchange Commission (“SEC”) adopted final rules requiring public companies to periodically hold nonbinding shareholder votes on approval of executive compensation, on the frequency of holding such “say-on-pay” votes and on "golden parachute" compensation arrangements. The Company and Union did not offer golden parachute compensation packages to any executive officers in 2013. “Say-on-pay” nonbinding advisory votes must occur at least once every three years and “say-on-frequency” nonbinding advisory votes must occur at least once every six years. These requirements were generally effective in 2011 for larger public companies, but became effective for smaller reporting companies, such as the Company, for the 2013 annual meeting of shareholders.

Nonbinding advisory say-on-pay and say-on-frequency votes were held at the Company’s annual shareholder meeting on May 15, 2013. Shareholders voted in favor of the say-on-pay proposal, with approval from 95.5% of a total of 2,675,780 shares voted, and in favor of the say-on-frequency proposal option for holding a say-on-pay nonbinding advisory vote every three years, with 83.0% out of a total of 2,675,779 shares voted in favor of the every three years option. The next say-on-pay advisory vote will occur no later than at the Company’s annual shareholder meeting in 2016.
In January 2013, CEO Silverman met with the Board of Directors of Union for his annual review and the Compensation Committee presented its compensation recommendation to the full Union Board. At that time Mr. Silverman’s salary was increased from an annual rate of $231,750 to $260,000, representing an increase of 12.19%. In determining Mr. Silverman’s 2013 salary level, the Board of Directors of Union and the Committee considered the Company’s and Union’s financial performance for 2012, including return on average equity of 16.35%, return on average assets of 1.22% and an efficiency ratio of 71.51% for the Company. The ratios were considered favorable within the context of the state of the economy and peer bank performance. In setting Mr. Silverman’s overall compensation, the Committee and Union’s Board also considered the fees he received for serving as Director of the Company ($8,462 in 2012) as well as his use of a bank owned vehicle.

Consistent with the approach taken in compensating Mr. Silverman, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers of the Company, in a manner designed to reflect the individual’s performance and contributions to the overall profitability of the Company. In January 2013, Ms. Mongeon received an annualized salary increase from $162,740 to $167,630, a 3.00% increase. Mr. Coslett received an annualized salary increase from $112,270 to $115,640, a 3.00% increase.

The Committee believes that stock-based compensation is an appropriate element of the overall compensation package of its executive officers in that it helps to further align their long-term financial interests with those of the stockholders. During 2013, the Committee awarded incentive stock options under the Company’s 2008 Incentive Stock Option Plan to three senior officers, including an award to Mr. Silverman of an option to purchase 3,000 shares, an award to Ms. Mongeon of an option to purchase 1,500 shares and an award to Mr. Coslett of an option to purchase 1,500 shares. The per share exercise price of these options was $22.00, which was the per share fair market value of the Company’s common stock on the date of the award, December 18, 2013. Under the Plan, eligible employees are selected by the Committee from time to time to receive stock options, as provided in the Plan. During 2012, awards were made under the Plan to Mr. Silverman (3,000 shares) and Ms. Mongeon (1,500 shares).

The Company maintains two nonqualified deferred compensation plans, one of which is closed to new participants and the other (the 2006 “Excess Plan”) is open to participation by certain key employees, including both Mr. Silverman and Ms. Mongeon who served as executive officers of the Company for all of 2013. These plans were adopted because of regulatory limitations relating to both the Company’s tax qualified Defined Benefit Pension and Employee Savings (“401(k)”) Plans on the amount of deferrals or benefits our executives can make to or receive from those broad-based, tax-qualified plans. The two nonqualified deferred compensation plans were designed to permit our executives to supplement their retirement savings in order to help them maintain the standard of living in retirement that they have built up throughout their working career.

Both Mr. Silverman and Ms. Mongeon participated in one or both of the nonqualified deferred compensation plans during 2013. No above market or preferential earnings on compensation deferrals were earned by these executive officers in 2013 or 2012. Both nonqualified deferred compensation plans are in compliance with Section 409A of the Internal Revenue Code. Refer to the “EXECUTIVE COMPENSATION - Deferred Compensation Plans” section of this proxy statement for further details.

On October 5, 2012, Union’s Board approved action to freeze benefit accruals under the Union Bank Pension Plan and to close the plan to new participants. The effect of the freeze has been to exclude any further increase in future pension benefit accruals for existing participants after the freeze date due to additional years of service, increases in pension plan eligible earnings and any other factors affecting pension benefit calculations. Therefore, the future pension benefit to be received by Mr. Silverman, Ms. Mongeon and Mr. Coslett at their retirement (recognizing a reduction of monthly pension benefit if elected prior to normal retirement age of 65) will remain at the level determined as of October 5, 2012, unless the pension plan is later unfrozen. Also in late 2012, Union’s Board amended the Union Bank 401(k) Plan (“401(k) Plan”) to include a Safe Harbor provision, which is applicable to substantially all full time and part time employees of Union who meet eligibility requirements. As a result, the 401(k) Plan in 2013 provided a 3.0% nondiscretionary employer contribution to each eligible participant based on eligible compensation. Mr. Silverman, Ms. Mongeon and Mr. Coslett each received this 3.0% Safe Harbor contribution, subject to Internal Revenue Code income limitations.

In December 2013, the Union Board approved a 3.0% profit share distribution based on 2013 Union performance, to be contributed to each eligible participant’s 401(k) Plan account in February 2014, including to Mr. Silverman ($11,293), Ms. Mongeon ($7,551) and Mr. Coslett ($4,023). Eligibility for the profit share distribution is defined as all Union employees who completed 1,000 hours of service during the plan calendar year and are employed as of the last day of the plan year, except for retirement, death or disability as defined by the 401(k) Plan. In December 2012, the Union Board approved a 3.0% profit share distribution based on 2012 Union performance contributed in February 2013 to each eligible participant as defined above, including Mr. Silverman ($9,408) and Ms. Mongeon ($7,495). The actual percentage of a profit share distribution is subject to Internal Revenue Code income limitations and adjustment due to excess compensation rules permitted under the 401(k) Plan.

The Compensation Committee operates under a Compensation Committee Charter which was reviewed, updated and approved at the Company’s Board of Directors meeting on December 18, 2013. This charter outlines the purpose, composition, duties and responsibilities of the Committee and can be found on Union’s website, www.unionbankvt.com. In February 2013, NASDAQ issued final rules for Compensation Committees to establish standards which address the independence of Committee members, the authority to hire compensation advisors, the Committee’s consideration of the independence of compensation advisors, and the Committee’s responsibility for the appointment, compensation and oversight of the work of compensation advisors. These rules were amended in December 2013 to bring them in line with standards established by the New York Stock Exchange. The Committee believes the charter complies with all current applicable NASDAQ listing requirements.

Submitted by the Union Bankshares, Inc. Compensation Committee

Schuyler W. Sweet (Chair)
John H. Steel
Cornelius (Neil) J. Van Dyke

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company's current executive officers and all individuals who served as executive officers of the Company during 2013:

Name and Age	Position(s) with the Company and Subsidiary

David S. Silverman, 53	President and a Director of the Company and Union and, since May 16, 2012 CEO of both companies. Morrisville, VT

Marsha A. Mongeon, 58	Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank, retired March 31, 2014. Morrisville, VT

Jeffrey G. Coslett, 56	Vice President of the Company and Senior Vice President of Union Bank. Morrisville, VT

Karyn J. Hale, 44	Chief Financial Officer of the Company and Union Bank, since April 1, 2014. Morrisville, VT

Additional information about the background, experience and qualifications of Ms. Mongeon, Mr. Coslett and Ms. Hale is set forth below, and information pertaining to Mr. Silverman is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Director Qualifications.”

Marsha Mongeon served as the Chief Financial Officer and Treasurer of the Company and Union Bank from 1989 until her retirement on March 31, 2014. While serving in such capacities, Ms. Mongeon's responsibilities included oversight of accounting, internal controls, treasury, taxation, shareholder relations, regulatory reporting, asset/liability management, profitability, retirement programs and serving on the senior management team. Other responsibilities over her career with Union included managing operations, information systems, security, human resources, loan servicing, audit/exam processes, facilities and purchasing. Ms. Mongeon was also a key participant in merger/acquisition activities, system conversions and strategic planning. Prior to joining the Company and Union, Ms. Mongeon worked in public accounting with Arthur Andersen & Company, State Street Bank and Trust Company, and Arlington Trust Company. She graduated from Bentley College with a Bachelor's of Science degree in Accounting, and is a Certified Public Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Financial Managers Society and the Vermont Bankers Association.

Jeffrey Coslett was named Vice President of the Company on May 15, 2013 and has served as Senior Vice President - Human Resources and Branch Administration Officer of Union Bank since 2008. He joined Union Bank in 2003 as the Human Resources Officer. Prior to that, Mr. Coslett was with Bank of Lancaster County (PA) as a Branch Manager and Loan Officer, an Agricultural Loan Officer in the Farm Credit System, and as Operations Officer with Family Service of Lancaster, PA, a social service agency.

Karyn Hale joined Union Bank in November 2005 as a project specialist and moved into the role of Finance Officer in early 2008 until she assumed the role as Chief Financial Officer and Treasurer of the Company and Union on April 1, 2014. Ms. Hale's responsibilities include oversight of accounting, internal controls, treasury, taxation, regulatory reporting, asset/liability management, shareholder relations and serving on the senior management team. Prior to joining the Company and Union, Ms. Hale worked in public accounting with A. M. Peisch & Company for twelve years. She graduated from St. Michael's College with a Bachelors of Science degree in Accounting, and is a Certified Public

Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Vermont Society of CPAs, and the Financial Managers Society.

EXECUTIVE COMPENSATION

The following table sets forth for the years indicated the total remuneration for services in all capacities paid to, earned by, or awarded to the Company's CEO and its two other most highly compensated executive officers who were employed by the Company as of December 31, 2013:
2013 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Options Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

David S. Silverman	2013	$259,413	$—	$10,560	$36,118	$35,309	$341,400
President and Director of the Company and Union Bank, Chief Executive Officer from May 16, 2012	2012	$232,250	$2,000	$6,180	$34,415	$24,822	$299,667

Marsha A. Mongeon	2013	$167,942	$—	$5,280	$15,572	$18,591	$207,385
Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank	2012	$163,013	$1,750	$3,090	$16,573	$12,370	$196,796

Jeffrey G. Coslett (5)	2013	$116,010	$—	$5,280	$10,742	$11,639	$143,671
Vice President of the Company and Senior Vice President of Union Bank

(1)
Includes current voluntary salary deferrals by certain of the named executive officers under the Company’s 2006 Executive Nonqualified Excess Plan and Union’s 401(k) plan. Does not include annual benefit payments paid to employees under the Company’s 2008 Amended and Restated Nonqualified Deferred Compensation Plan or the 2006 Excess Plan, attributed to compensation deferrals in prior years.

(2)
Represents the estimated weighted average grant date fair value of the 2013 and 2012 incentive option awards of $3.52 and $2.06 per share, respectively, calculated using the Black-Scholes model and assumptions in accordance with Financial Accounting Standards Codification Topic 718. Stock options were granted on December 18, 2013 with a per share exercise price of $22.00 as follows: Mr. Silverman, 3,000 shares, Ms. Mongeon, 1,500 shares and Mr. Coslett, 1,500 shares. Stock options were granted on November 7, 2012 with a per share exercise price of $19.60 as follows: Mr. Silverman, 3,000 shares and Ms. Mongeon, 1,500 shares. The exercise price for each such option grant represents the closing price of the Company’s common stock on the date of grant as reported on the NASDAQ Stock Exchange. All options granted become exercisable one year after the date of the grant.

(3)
All amounts shown were earned under the Company’s Short Term Incentive Performance Plans ("STIPP")with respect to 2013 and 2012 services and performance, respectively, but paid in 2014 for the 2013 STIPP and paid in 2013 for the 2012 STIPP.

(4)
Includes Union match on 401(k) plan salary deferrals, Safe Harbor contributions and the profit sharing contribution (the 2013 profit sharing contribution was for 2013 service but paid in 2014 and the 2012 profit sharing contribution was for 2012 service but paid in 2013). In 2013 and 2012, for Mr. Silverman these amounts were: match of $7,650 and $6,952, Safe Harbor contribution of $7,650 (2013 only) and profit sharing contribution of $11,293 and $9,408. In 2013 and 2012, for Ms. Mongeon these amounts were: match of $5,520 and $4,875, Safe Harbor contribution of $5,520 (2013 only) and profit sharing contribution of $7,551 and $7,495. In 2013, for Mr. Coslett these amounts were: match of $3,808, Safe Harbor contribution of $3,808 and profit sharing contribution of $4,023. For Mr. Silverman, also includes Company director’s fees of $8,716 for 2013 and $8,462 for 2012.

(5)	Mr. Coslett became an executive officer in May 2013. Accordingly, 2012 compensation information is omitted from the table and related narrative disclosures.

Stock-Based Compensation

The Company's current stock-based compensation plan is the 2008 Incentive Stock Option Plan (the “Plan”), which was adopted following expiration of an earlier incentive stock option plan containing similar terms. The purpose of the Plan is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible employees consist of only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee, which administers the Plan.

Awards under the Plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionee may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. As of December 31, 2013, exercisable options with respect to 2,500 shares expire five years after the grant date, and exercisable options with respect to 6,000 shares expire seven years after the grant date. The options awarded in December 2013 that are not yet exercisable expire seven years after the date of grant or six years after they become exercisable. All outstanding grants are subject to early termination following the optionee's termination of employment during the option period, and to early vesting if the individual retires, dies or is disabled.

Options granted under the Plan must contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionee will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan was 50,000, subject to standard antidilution adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. As of December 31, 2013, 25,000 shares remain available for future option grants.

The Board of the Company has voted to recommend to shareholders the adoption of the Union Bankshares, Inc. 2014 Equity Incentive Plan which, if approved, would replace the 2008 Incentive Stock Option Plan. The Equity Plan will continue to provide the opportunity for granting incentive stock options, and will additionally allow for the granting of restricted stock awards and restricted stock unit awards to eligible officers and nonemployee directors of the Company and of Union. More information regarding the Equity Plan can be found under the caption "Proposal 2 - Approval of Union Bankshares, Inc. 2014 Equity Incentive Plan" and in Appendix A to this proxy statement. It is intended that upon approval by the shareholders, no further awards shall be made under the Company’s 2008 Incentive Stock Option Plan. Any awards of incentive stock options made on or after such date of approval will be made under the Equity Plan, and any outstanding awards of incentive stock options granted under the 2008 Incentive Stock Option Plan will continue to be governed by the terms of such plan.

There were 6,000 incentive stock options granted in 2013: 3,000 options to Mr. Silverman, 1,500 options to Ms. Mongeon, and 1,500 options to Mr. Coslett. There were 6,000 incentive stock options granted in 2012, including 3,000 options to Mr. Silverman,1,500 options to Ms. Mongeon, and 1,500 options to Mr. Coslett.

In assessing the grant date values for option grants in 2013 and 2012, as shown in the 2013 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

During 2013, options were exercised for the purchase of 3,300 shares, 1,500 shares at an exercise price per share of $19.60, 1,000 shares at an exercise price of $19.19, and 800 shares at an exercise price of $17.15. During 2012, options were exercised for the purchase of 700 shares, at an exercise price per share of $17.15 for each such option. No option awards were forfeited or expired during 2013. Option awards with respect to 7,500 shares expired or were forfeited in 2012.

The following table sets forth certain information regarding outstanding incentive stock options held at December 31, 2013 by the executive officers named in the 2013 Summary Compensation Table:

Outstanding Equity Awards at December 31, 2013

		Option Awards
Name		Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price (1)	Option Expiration Date

David S. Silverman		3,000	—	$19.60	11/06/2019
		—	3,000	22.00	12/17/2020
	Total	3,000	3,000

Marsha A. Mongeon		1,000	—	$19.19	01/06/2014
		1,500	—	19.60	05/17/2016
		1,500	—	19.60	11/06/2019
		—	1,500	22.00	12/17/2020
	Total	4,000	1,500

Jeffrey G. Coslett		1,500	—	$19.60	11/06/2019
		—	1,500	22.00	12/17/2020
	Total	1,500	1,500

(1)	Represents the closing price of the Company's common stock on the date of grant, as reported on the NASDAQ Stock Exchange on which the Company's common stock is listed.

Deferred Compensation Plans

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company or the Bank have been segregated to meet the payment obligations under the plans. However, the

Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2013, Mr. Silverman and Ms. Mongeon were participants in at least one of the plans.

The Company's Executive Nonqualified Excess Plan is a defined contribution plan, which provides a means for participants to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form.

The Company also maintains the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, a defined benefit plan, which was frozen in 1998 to new participants and in 2004 to additional deferrals. The plan was amended and restated in 2008 in order to comply with the provisions of Section 409A of the Internal Revenue Code, added by the American Jobs Creation Act of 2004. Two nonemployee directors and Ms. Mongeon are participants in the plan and are entitled to future annual payments with respect to compensation deferred by them in prior years.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan ("Plan") covers all eligible employees of the Bank employed prior to October 5, 2012. On October 5, 2012, the Company closed the Plan to new participants and froze the accrual of retirement benefits for current participants. Union continues to maintain the frozen Plan and related Trust and to distribute benefits to participants at such time and in such manner as provided under the terms of the Plan. Employees were eligible who were not classified as “summer” or “temporary” and who had completed more than 1,000 hours of service in a calendar twelve month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally became 100% vested in the plan after 7 years. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Ms. Mongeon and Mr. Coslett are eligible for early retirement. Ms. Mongeon’s and Mr. Coslett’s monthly life annuity payments if they had retired on December 31, 2013 would have been $3,135 and $771, respectively. Benefit calculations disregarded any years of service over 20 (which Mr. Silverman and Ms. Mongeon had exceeded as of the date of the freeze but Mr. Coslett had not) and are subject to the limitations under the Internal Revenue Code on the amount of the annual benefit payable under the plan ($205,000 for 2013). Covered compensation for purposes of the benefit calculations included salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement and do not have the option of a lump sum payout unless the present value of the payout is minimal.

Defined Contribution Retirement Savings Plan

Union Bank maintains a contributory, tax qualified Employee Savings 401(k) and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. Effective January 1, 2013, the plan provides for a nondiscretionary 3% Safe Harbor contribution. The plan also provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During 2013 and 2012, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. In February 2014, a 3% discretionary profit sharing contribution, declared in December 2013, was made to each eligible employee's 401(k) account. In February 2013, a 3% discretionary profit sharing contribution, declared in December 2012, was made to each eligible employee's 401(k) account. Nondiscretionary Safe Harbor contributions, discretionary matching contributions and the profit sharing contribution made for the accounts of the three executive officers named in the 2013 Summary Compensation Table are included in the table under “All Other Compensation.”

Short Term Incentive Performance Plan

Annually, the Company on a discretionary basis may choose to offer incentive compensation under the Union Bank Short Term Incentive Performance Plan ("STIPP") by establishing annual performance and award targets under the Plan for the effective plan (calendar) year. On February 4, 2013, the Company adopted the 2013 STIPP, and on February 3, 2012 adopted the 2012 STIPP. Participants are designated each year by the Union Board, upon recommendation of the Compensation Committee. All of the named executive officers were designated as participants for 2013 and 2012, and have been so designated for 2014. The Union Board on February 5, 2014 adopted annual performance and award targets under the Plan for 2014. Financial results utilized in establishing performance targets and calculating awards are on a Bank-only basis. Awards (if any) are paid in cash within two and one-half months after the end of the calendar year. The 2013 awards paid out in February 2014 for the account of Mr. Silverman, Ms. Mongeon and Mr. Coslett, and the 2012 awards paid out in March 2013 for the account of Mr. Silverman and Ms. Mongeon are included in the 2013 Summary Compensation Table under "Nonequity Incentive Plan Compensation." Participants do not have a vested right in any award prior to payout.

PROPOSAL 2
APPROVAL OF THE UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN

On March 19, 2014, upon recommendation of the Compensation Committee, our Board of directors adopted the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “Equity Plan” or the “Plan”), subject to shareholder approval at the annual meeting. If approved, the Equity Plan will replace the 2008 Incentive Stock Option Plan (the “2008 ISO Plan”) and would apply to awards granted on or after the date of the Annual Meeting.

Among the factors the Compensation Committee and Board considered in assessing the advisability of adopting the Plan were the importance of equity as a component of our overall compensation program and the appropriateness of equity compensation within the context of our overall compensation philosophy, as well as the advice of our independent compensation consultants, Pearl Meyer & Partners, LLC, on matters of compensation practices and plan design.

A summary of the material features of the Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Equity Plan, which is attached to this proxy statement as Appendix A.

Summary of the Equity Plan

Purpose. The primary purpose of the Equity Plan is to promote our Company’s success by linking the personal interests of our officers and nonemployee directors to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Compensation Committee and Board believe that the Equity Plan will help the Company attract, retain and motivate officers, nonemployee directors and prospective officer-employees by providing a means for them to share in the long-term growth and profitability of the Company and encouraging them to acquire a proprietary stake in the Company.

Administration. The Equity Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Equity Plan; and make all other decisions and determinations that may be required under the Plan. In its discretion, the full Board of Directors may at any time administer the Plan in lieu of the Committee. If it does so, it will have all the powers of the Committee described in the Plan and in this summary description of the Plan.

Eligibility. As with the 2008 ISO Plan, the Equity Plan permits the grant of awards to officers of the Company and its affiliates, as selected by the Committee from time to time in its discretion. In addition, the Equity Plan permits the grant of awards to nonemployee directors of the Company and its affiliates. While the Company has not previously provided stock-based compensation to its directors, the Board believes that equity awards are an appropriate component of outside director compensation in that they will serve to further align the long-term interests of the Directors with those of the shareholders. As of March 19, 2014, the number of eligible persons was approximately 55, including 8 nonemployee directors of the Company and/or Union Bank. The number of eligible persons may increase over time based upon future growth of the Company and Union Bank. Not all persons eligible for participation in the Plan will receive awards, as the selection of grantees from time to time is within the discretion of the Committee.

The Plan also permits the Committee to grant awards to prospective officer-employees. The Board believes that this authority will provide desirable flexibility in recruiting top executive talent.

Types of Awards. The Equity Plan authorizes the granting of awards in any of the following forms:

•
Options - options to purchase shares of the Company’s common stock, which may be options designed to qualify as incentive stock options (“ISOs”) under Section 422 of the U.S. tax code (the “Code”) or may be options not so qualified (“Non-Qualified Options”).

•
Restricted Stock - shares of the Company’s common stock that are subject to time-based vesting conditions or vesting conditions based on attainment of specified performance criteria, as determined by the Committee and specified in the award certificate. Generally, a participant will have full voting and dividend rights as to unvested shares during the restriction period. Restricted stock will be forfeited and canceled to the extent the specified vesting conditions are not met.

•
Restricted Stock Units - the right to receive shares of the Company’s common stock (or an equivalent value in cash or other property, as determined by the Committee and specified in the award certificate) in the future, subject to time-based vesting conditions or attainment of specified performance criteria, as specified in the award certificate. Unlike shares of restricted stock, restricted stock units do not represent issued shares. Accordingly, the participant does not have voting or dividend rights with respect to an award of restricted stock units. However, in the Committee’s discretion, an award of restricted stock units may include an award of dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property as the Committee may determine) equal to any dividends paid on the number of shares of stock underlying the award.

The Plan does not provide for cash-based awards, other than dividends on restricted stock and dividend equivalents on restricted stock units. The Company’s Short Term Incentive Performance Plan, which provides for performance-based cash incentive awards, is described elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Short Term Incentive Performance Plan.”

Shares Available for Awards. Subject to adjustment as provided in the Equity Plan (see “Adjustments” below), the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the Plan is 50,000, which includes approximately 25,000 unused shares remaining from the authorization under the 2008 ISO Plan. If the Equity Plan is approved, no further grants will be made under the 2008 ISO Plan. Under the Equity Plan, shares covered by an award are counted against the maximum number of remaining shares authorized at the time the award is granted. The Plan provides that the following shares will not be counted against the maximum number of shares authorized: (i) shares covered by an award that is terminated by expiration, forfeiture or cancellation; (ii) shares tendered by participants as full or partial payment of the exercise price of stock options, (iii) shares underlying a restricted stock unit grant settled in cash; and (iv) shares withheld by or remitted to the Company to satisfy a participant’s tax withholding obligations relating to an award. In addition, substitute awards issued to the optionees of an entity acquired by the Company would not be counted against the Plan’s share authorization. The Committee has discretion to utilize all 50,000 authorized shares for grants of any single type of award (ISOs, Non-Qualified Options, restricted stock or restricted stock units), but the aggregate of all awards may not exceed 50,000 shares subject to the foregoing rules on share availability.

Insignificant Dilution. Potential stockholder dilution from the Equity Plan would be minimal. Assuming all 50,000 shares were to be issued, based on our common stock outstanding as of the record date for the Annual Meeting (4,458,262 shares), the resulting dilution would be 1.12%. Moreover, the potential incremental dilution is even lower (.56%) if the calculation excludes the approximately 25,000 shares remaining for issuance under the 2008 ISO Plan which were previously authorized by the shareholders.

Limitations on Individual Awards. The maximum number of shares of common stock subject to awards that may be granted under the Equity Plan in any twelve-month period to any one person is as follows:

Options	7,000
Restricted stock	5,000
Restricted stock units	5,000

Vesting Conditions; Performance Goals. In its discretion, the Committee may condition vesting of an award on such criteria as it deems appropriate, including continued service requirements and attainment of specified performance goals. The specific business criteria the Board may use in establishing performance criteria are listed in Section 9.2 of the Plan, on page A 10 of Appendix A to this proxy statement.

Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.

Code Section 162(m) limits to $1 million the deductibility of executive compensation paid during a fiscal year by a publicly-held corporation to any “covered employee” (generally, the chief executive officer and the other executives officers whose compensation is required to be reported in the proxy statement), except for certain exempt forms of compensation, including performance-based compensation that meets specified requirements. Although the limitation on deductibility is unlikely to be of immediate concern to the Company, the Board deemed it prudent to design the Plan to include the flexibility of designating an award to a covered employee as performance-based under Section 162(m).

Term of Awards. The exercise period of stock options will be as determined at the discretion of the Compensation Committee at the date of grant but may not exceed ten (10) years. The expiration terms of awards of restricted stock and restricted stock units will be determined at the discretion of the Committee at the time of the grant.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, as is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate under limitations relating to incentive stock options, if a participant’s service terminates by reason of death or disability:

•
all of such participant’s outstanding stock options will become fully vested and remain exercisable until (i) in the case of death, until the expiration date of the option, and (ii) in the case of disability, the earlier of the expiration date of the original term of the option or twelve months;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a prorata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate:

•
upon the occurrence of a change in control of the Company (as defined in the Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board of Directors:

◦	all outstanding stock options will become exercisable;

◦	all time-based vesting restrictions on outstanding awards will lapse; and

◦	all outstanding performance-based awards will vest based on target and the awards will payout on a pro-rata basis, based on the time elapsed prior to the change in control; and

•
with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the Equity Plan), then:

◦	all outstanding stock options that may be exercised will become fully exercisable;

◦	all time-based vesting restrictions on outstanding awards will lapse; and

◦
the payout opportunities attainable under all of the participant’s outstanding performance-based awards will vest based on target and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

Acceleration upon Certain Other Events. Subject to limitations applicable to certain qualified performance-based awards under Code Section 162(m), the Committee may, in its discretion, accelerate awards in connection with a participant’s termination of service or upon a change in control of the Company. The Committee need not treat all participants uniformly in exercising such discretion.

Adjustments. If the Company effects an internal reorganization, recapitalization or similar corporate transaction that causes the value of a share or the Company’s common stock to change, such as a stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend, the total share authorization and annual grant limitations under the Plan, as well as the number of shares and exercise price (if any) under outstanding awards, will be adjusted proportionately up or down, and the Committee will have the discretion to make such other adjustments to the Plan and outstanding awards as it deems necessary to preserve the benefits or potential benefits of the awards.

No Discounted Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

No Repricing or “Evergreen” Provisions, or Tax “Gross Ups.”. Outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the stockholders.

There are no “evergreen” features under which shares authorized for issuance pursuant to the Plan would be automatically replenished.

The Plan does not provide for any tax “gross-ups” or similar payments or reimbursements to defray tax liability associated with the issuance of awards.

Termination and Amendment.

Plan. Our Board of Directors or the Committee may, at any time and from time to time, terminate or amend the Equity Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Committee may condition any Plan amendment on the approval of the stockholders for any other reason. No termination or amendment of the Equity Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

Outstanding Awards. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding stock option may not be reduced, directly or indirectly, and the original term of a stock option may not be extended.

Plan Term. Unless extended by amendment approved by the stockholders, the Plan will expire ten (10) years from its effective date. The Plan will become effective on the date it is approved by the stockholders.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options. Generally, no taxable income is recognized by the optionee upon the grant of a Non-Qualified Option under the Equity Plan, nor will the Company be entitled to a deduction at that time. When the optionee exercises a Non-Qualified Option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. A participant will not recognize income, and the Company will not be allowed a tax deduction, if an incentive stock option is granted. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction at that time. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election under Code Section 83(b) to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount he or she paid for the stock, if any), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount paid for the stock, if any) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). However, if the stock fails to vest for any reason and is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. If a Section 83(b) election is made, dividends paid on the restricted stock will be taxed at dividend rates rather than as ordinary income.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less the amount he or she paid for the stock or property, if any) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Dividend equivalents paid to a participant with respect to restricted stock units will be taxed to the participant as ordinary income.

Code Section 409A. The Equity Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards and stock options that comply with the terms of the Equity Plan are generally exempt from the application of Code Section 409A. Restricted stock unit awards generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. The Plan includes provisions designed to qualify restricted stock unit awards and any related dividend equivalent payments for the short-term deferral exemption under Code Section 409A.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the Equity Plan.

Benefits to Named Executive Officers and Others. The Equity Plan prohibits the granting of awards prior to stockholder approval. If the stockholders approve the Plan, awards will be made at the discretion of the Committee. Therefore, it is not possible at this time to determine the benefits or amounts that will be received by the Company’s executive officers and other participants pursuant to the Plan in the future.

Vote Required to Approve Proposal 2

Approval of the Equity Plan will require that more votes be cast "FOR" then "AGAINST" the proposal.

The board of directors recommends a vote FOR Proposal 2. A vote FOR this proposal will also constitute approval of the material terms of the performance goals set forth in Section 9.2 of the Plan for purposes of Code Section 162(m).

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC (“BerryDunn”) was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2013 upon recommendation of the Audit Committee and ratification by the shareholders.

BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present at the annual meeting. She/he will have the opportunity to make a statement if she/he so desires, and she/he is expected to be available to respond to appropriate questions.

The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2014, and to perform such other appropriate accounting services as may be required. Although ratification by the stockholders is not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder approval of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2014 and consider a change in auditors for 2015. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

BerryDunn has audited the Company's consolidated financial statements for the last five calendar years.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2013 and 2012, are detailed in the table below.

	BerryDunn
Services Provided	2013	2012

Audit	$149,159	$133,907
Audit Related	16,929	12,761
Tax	20,301	14,485
Total	$186,389	$161,153

Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

Audit Related fees in both years were for assurance and related services relating to Union Bank's trust operations, attendance at the annual shareholders meeting and other accounting matters.

Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice. Tax fees in 2013 include assistance with the examination of the Company's 2011 Federal Income Tax return by the Internal Revenue Service.

Audit Committee Preapproval Guidelines

All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 3

Ratification of the appointment of BerryDunn as the Company's independent auditors for 2014 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2015 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than February 26, 2015. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

There is a separate process under SEC rules, with an earlier notification deadline, if an eligible shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting. In order to be eligible for inclusion in the Company's proxy material for the 2015 annual meeting, the shareholder must meet specified eligibility requirements in the SEC rules and the proposal must be submitted in writing to the Secretary of the Company no later than December 15, 2014 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

APPENDIX A
UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN - TABLE OF CONTENTS

ARTICLE 1		PURPOSE	A-3
	1.1	General	A-3
ARTICLE 2		DEFINITIONS	A-3
	2.1	Definitions	A-3
ARTICLE 3		EFFECTIVE TERM OF PLAN	A-7
	3.1	Effective Date	A-7
	3.2	Termination of Plan	A-7
ARTICLE 4		ADMINISTRATION	A-7
	4.1	Committee	A-7
	4.2	Action and Interpretations by the Committee	A-7
	4.3	Authority of Committee	A-8
	4.4	Award Certificates	A-8
	4.5	Indemnification	A-8
ARTICLE 5		SHARES SUBJECT TO THE PLAN	A-8
	5.1	Number of Shares	A-8
	5.2	Share Counting	A-8
	5.3	Stock Distributed	A-9
	5.4	Limitation on Awards	A-9
ARTICLE 6		ELIGIBILITY	A-9
	6.1	General	A-9
	6.2	Special Rule for Incentive Stock Options	A-9
ARTICLE 7		STOCK OPTIONS	A-10
	7.1	General	A-10
	7.2	Incentive Stock Options	A-10
ARTICLE 8		RESTRICTED STOCK and RESTRICTED STOCK UNITS	A-11
	8.1	Grant of Restricted Stock and Restricted Stock Units	A-11
	8.2	Issuance and Restrictions	A-11
	8.3	Dividends on Restricted Stock	A-11
	8.4	Grant of Dividend Equivalents	A-11
	8.5	Restrictions on Transfer	A-11
	8.6	Termination and Forfeiture	A-11
	8.7	Delivery of Restricted Stock	A-12
ARTICLE 9		PERFORMANCE AWARDS	A-12
	9.1	Grant of Performance Awards	A-12
	9.2	Performance Goals	A-12
	9.3	Grant of Performance Awards to Covered Employees	A-14
	9.4	Certification of Performance Goals	A-14
ARTICLE 10		PROVISIONS APPLICABLE TO AWARDS	A-14
	10.1	Term of Award	A-14
	10.2	Form of Payment for Awards	A-14
	10.3	Limitations on Transfer	A-14
	10.4	Beneficiaries	A-14
	10.5	Stock Trading Restrictions	A-14
	10.6	Acceleration upon Death or Disability	A-15
	10.7	Effect of a Change in Control	A-15
	10.8	Acceleration for Other Reasons	A-16
	10.9	Forfeiture Events; Recoupment	A-16

	10.10	Substitute Awards	A-16
ARTICLE 11		CHANGES IN CAPITAL STRUCTURE	A-16
	11.1	Mandatory Adjustments	A-16
	11.2	Discretionary Adjustments	A-17
	11.3	General	A-17
ARTICLE 12		AMENDMENT, MODIFICATION AND TERMINATION	A-17
	12.1	Amendment, Modification and Termination	A-17
	12.2	Modification of Outstanding Awards	A-17
	12.3	Compliance Amendments	A-18
ARTICLE 13		GENERAL PROVISIONS	A-18
	13.1	No Enlargement of Rights	A-18
	13.2	Withholding	A-18
	13.3	Special Provisions Related to Code Section 409A	A-18
	13.4	Unfunded Status of Awards	A-19
	13.5	Relationship to Other Benefits	A-19
	13.6	Expenses	A-19
	13.7	Titles and Headings	A-19
	13.8	Gender and Number	A-19
	13.9	Fractional Shares	A-19
	13.10	No Liability of Company	A-20
	13.11	Governing Law	A-20
	13.12	Additional Provisions	A-20
	13.13	No Limitations on Rights of Company	A-20

UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.    GENERAL.  The purpose of the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Union Bankshares, Inc. (the “Company”), by linking the personal interests of officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, hire and retain the services of officers and directors upon whose judgment, interest, and special effort the successful operation of the Company’s business is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers, non-employee directors and certain prospective employees of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

•“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Committee.

•“Award” means any Option, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

•“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other nonpaper Award Certificates, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

•“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

•“Board” means the Board of Directors of the Company.

•“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance, change in control, or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance, change in control, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company or Affiliate personnel policy, code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; or conviction of a felony or entering of a plea of nolo contendere to a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Vermont law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

•“Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    if any Person, or group of Persons acting in concert, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of any of the following acquisitions of Company Voting Securities: (A) by the Company or any Affiliate; (B) by any employee benefit plan or trust sponsored, maintained or created by the Company or any Affiliate; (C) by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities; (D) by any beneficial owner whose increase in the percentage ownership of outstanding Company Voting Securities is as a result of a repurchase of securities by the Company; or (E) pursuant to a transaction in which Company Voting Securities are acquired from the Company in a transaction approved by a majority of the Incumbent Directors; or

(iii)    consummation of a merger, consolidation share exchange or similar form of corporate transaction involving the Parent or a Subsidiary (a “Reorganization”), unless immediately following such Reorganization, all three of the following conditions are satisfied: (A) immediately following the consummation of the Reorganization more than fifty percent (50%) of the total voting power of the resulting corporation (the “Surviving Corporation”) or, if applicable, its ultimate parent corporation (the “Surviving Parent Corporation”) is held by Persons who were the holders of Company Voting Securities outstanding immediately prior to such Reorganization; (B) no person (other than any employee benefit plan or trust sponsored, maintained or created by the Surviving Corporation or the Surviving Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation) are individuals who were Incumbent Directors of the Company at the time of the Company Reorganization Board’s approval of the execution of the initial agreement providing for such Reorganization; or

(iv)    consummation of the sale, directly or indirectly, of all or substantially all of the banking assets of the Company to an entity not owned or controlled (directly or indirectly) by the Company’s stockholders; or

(v)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•“Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

•“Committee” means the Compensation Committee of the Board.

•“Company” means Union Bankshares, Inc., a Vermont corporation, or any successor corporation.

•“Company Voting Securities” means securities of the Company eligible to vote in the election of directors of the Company.

•“Continuous Status as a Participant” means the absence of any interruption or termination of service as an officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates; or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate; or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

•“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

•“Disability” of a Participant means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary “Disability” or “Disabled” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or (iii) is determined to be totally disabled by the Social Security Administration.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Code Section 22(e)(3).  Except to the extent prohibited (if applicable) by Code Section 409A, in the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

•“Dividend Equivalent” means a right granted to a Participant under section 8.4 in conjunction with the grant of Restricted Stock Units.

•“Effective Date” has the meaning assigned such term in Section 3.1.

•“Eligible Person” means an officer or Nonemployee director of the Company or any Affiliate, or any prospective employee of the Company or any Affiliate who will be an officer upon his or her date of hire..

•“Exchange” means The NASDAQ Stock Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

•“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Sections 409A and 162(m).

•“Full Value Award” means an Award of Restricted Stock or an award of a Restricted Stock Unit which is or may be settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

•“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance, change in control or similar agreement, if any, in effect at the time of such constructive termination between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance, change in control or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

•“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the Participant within a reasonable time after the Grant Date.

•“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Code Section 422 or any successor provision.

•“Incumbent Directors” has the meaning specified above in the definition of “Change in Control.”

•“Independent Directors” means those members of the Board of Directors who qualify at any given time as (i) “independent” directors under Nasdaq Stock Market Rule 5605(a)(2), (ii) “nonemployee” directors under Rule 16b-3 of the 1934 Act, and (iii) “outside” directors under Code Section 162(m).

•“Nonemployee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

•“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

•“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

•“Parent” means a corporation, limited liability company, partnership or other entity which owns of record or beneficially a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Code Section 424(e).

• “Participant” means a person who, as an officer or director of the Company or any Affiliate, or as a prospective employee of the Company or an Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

•“Performance Award” means any award granted under the Plan pursuant to Article 9.

• “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

• “Plan” means the Union Bankshares, Inc. 2014 Equity Incentive Plan, as amended from time to time.

•“Restricted Stock” means Stock granted to a Participant under Article 8 that is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Restricted Stock Unit” means a right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash if the Committee so provides) in the future, which right is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or an Affiliate, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

•“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Code Section 162(m)(c) or any successor provision.

•“Substitute Award” has the meaning assigned to such term in Section 10.10.

•“Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 11.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 11.1.

•“Stock” means the $2.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 11.1.

•“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Code Section 424(f).

•“1933 Act” means the federal Securities Act of 1933, as amended from time to time.

•“1934 Act” means the federal Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No Award shall be made prior to the Effective Date.

3.2.    TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) adoption of this Plan by the Board, or (ii) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE.  The Plan shall be administered by the Compensation Committee appointed by the Board, which shall consist of at least three directors, each of whom shall be an Independent Director. In its discretion, the Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, (i) only those members of the Board who qualify as Independent Directors shall participate in any determinations or votes relating to the administration of the Plan (including the granting of any Award); and (ii) the Board (acting through its Independent Directors) shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  The mere fact that a Committee member or Board member shall fail to qualify as an Independent Director or shall fail to abstain from any action in administering the Plan shall not invalidate any Award made hereunder which is otherwise validly made under the Plan. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.    AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1, the Committee shall have the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants from among Eligible Persons;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions, determinations and interpretations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(j)	Amend the Plan or any Award Certificate as provided herein; and

4.4.    AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.5.    INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 11.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 50,000. It is intended that upon the Effective Date (i) no further Awards shall be made under the Company’s 2008 Incentive Stock Option Plan; (ii) any Awards of Incentive Stock Options made on or after such Effective Date shall be deemed to be made under this Plan; and (iii) any outstanding awards of incentive stock options granted under the 2008 Incentive Stock Option Plan shall continue to be governed by the terms of such plan.

5.2.    SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with the following provisions:

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(c)
Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(d)
If the Participant pays the exercise price of an Option by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so delivered by the Participant shall be added back to the Plan share reserve and will again be available for issuance pursuant to awards granted under the Plan.

(e)
To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option shall be subtracted from the Plan share reserve.

(f)
To the extent that the full number of Shares subject to an Award other than an Option is not issued or does not vest for any reason, including by reason of failure to achieve performance goals in whole or in part, only the number of Shares that have vested shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and any shares forfeited will again be available for issuance pursuant to Awards granted under the Plan.

(g)	Substitute Awards granted pursuant to Section 10.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.    STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 11.1):

(a)	Grants of Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 7,000.

(b)
Grants of Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock and Restricted Stock Units granted under the Plan in any 12-month period to any one Participant shall be 5,000.

(c)	Exercise of Incentive Stock Options. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 50,000

ARTICLE 6
ELIGIBILITY

6.1.    GENERAL.  Awards may be granted only to Eligible Persons who are selected by the Committee from time to time.

6.2.    SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, (i) Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or a Parent or Subsidiary as defined in Code Sections 424(e) and (f); and (ii) Eligible Persons who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL.  Options granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)
Exercise Price.  The exercise price per Share under an Option shall be determined by the Committee, provided, however, that the exercise price for any Option (other than an Option issued as a Substitute Award pursuant to Section 10.10) shall not be less than the Fair Market Value of the underlying stock as of the Grant Date. If the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to Participant, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

(b)
Prohibition on Repricing.  Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)
Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. If the Option is intended to qualify as an Incentive Stock Option under Code Section 422, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limitation, it shall be deemed to constitute a Non-Qualified Stock Option.

(d)
Exercise and Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. Any Shares surrendered or withheld in full or partial payment of the exercise price of an Option, or in payment of tax withholdings shall be valued at their Fair Market Value on the date of exercise.

(e)
Exercise Term.   No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date, provided, however, that if the Option is intended to qualify as an Incentive Stock Option and the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Option shall be no more than five (5) years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividends or Dividend Equivalents. No Option shall provide for Dividends or Dividend Equivalents.

7.2.    INCENTIVE STOCK OPTIONS.

(a)
General. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Code Section 422.  To the extent that an Option does not satisfy all of the requirements of Code Section 422, such Option shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted after March 19, 2024.

(b)	Termination of Continuous Service. Without limiting the generality of the foregoing, an Incentive Stock Option shall be subject to the following provisions:

(i)
Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the

Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following the termination of the Participant’s Continuous Service or (b) the Option expiration date.

(ii)	Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(iii)
Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Option expiration date.

(iv)
Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance by the person designated to exercise the Option upon the Participant’s death during the time period ending on the Option expiration date, or such shorter period (if any) specified in the Award Certificate.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock and Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee in its discretion.  An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2.    ISSUANCE AND RESTRICTIONS.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals, time-based vesting restrictions or otherwise, as the Committee determines at the time of the grant of the Award. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are intended to be exempt from the application of Code Section 409A.  Except as otherwise provided herein or in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to any Award of the Restricted Stock, including voting rights, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are issued to the Participant in settlement of the Restricted Stock Units following satisfaction of any vesting and other conditions specified in the Award Certificate.

8.3.    DIVIDENDS ON RESTRICTED STOCK. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any cash or stock dividends paid thereon will be paid or distributed to the Participant when and as paid to the stockholders generally, and in no event later than the 15th day of the third month following the end of the calendar year in which the dividends are paid to stockholders.

8.4.    GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Awards of Restricted Stock Units granted hereunder, subject to such terms and conditions, including vesting, as may be determined by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award of Restricted Stock Units, as determined by the Committee.   Dividend Equivalents shall vest and be distributed when and to the extent the underlying Restricted Stock Unit Award vests. The Committee may provide in the Award Certificate that prior to vesting, Dividend Equivalents shall accrue and be deemed to have been reinvested in additional Shares, or otherwise reinvested.   Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the end of the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the end of the first calendar year during which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

8.5.    RESTRICTIONS ON TRANSFER. Neither Restricted Stock nor Restricted Stock Units may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the applicable restriction period.

8.6.    TERMINATION AND FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter or as otherwise provided in this Plan, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy applicable performance goals during the applicable restriction period,

Restricted Stock and Restricted Stock Units that are at that time subject to such restrictions shall be forfeited. Any Restricted Stock forfeited by a Participant shall be redeemed and cancelled by the Company, without payment of consideration to the Participant, and the escrow agent shall be authorized to deliver the certificates representing such Shares to the Company for cancellation.

8.7.    DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company, an Affiliate or one or more employees of the Company or Affiliate) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  Unless otherwise determined by the Committee, the Participant shall deposit the certificates representing the Shares awarded as Restricted Stock that have not yet vested, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Trust Department of Union Bank as the Company’s agent and such Shares shall be released from escrow and delivered to the Participant only upon authorization of the Committee upon vesting of the Shares. Certificates representing shares of Restricted Stock may bear such restrictive legends as the Committee deems appropriate.

ARTICLE 9
PERFORMANCE AWARDS

9.1.    GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are sometimes referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate.

9.2.    PERFORMANCE GOALS.

(a)	Business Criteria. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the following criteria, as selected by the Committee:
•basic earnings per share;
•basic cash earnings per share;
•diluted earnings per share;
•core earnings per share;
•diluted cash earnings per share;
•net income;
•cash earnings;
•net interest income;
•noninterest income;
•general and administrative expense to average assets ratio;
•cash general and administrative expense to average assets ratio;
•efficiency ratio;
•cash efficiency ratio;
•return on average assets;
•core return on average assets;
•cash return on average assets;
•return on average stockholders’ equity;
•cash return on average stockholders’ equity;
•core return on equity;
•return on average tangible stockholders’ equity;
•cash return on average tangible stockholders’ equity;
•core earnings;
•operating income;

•operating efficiency ratio;
•net interest margin;
•growth in assets, loans (including home equity lines of credit), or deposits;
•loan production volume;
•nonperforming loans;
•cash flow;
•capital preservation (core or risk-based);
•interest rate risk exposure-net portfolio value;
•interest rate risk-sensitivity;
•liquidity parameters;

•
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

•stock price (including, but not limited to, growth measures and total stockholder return);
•operating expense as a percentage of average assets;
•core deposits as a percentage of total deposits;
•net charge-off percentage;
•average percentage past due;
•classified assets to total assets;
•compliance/audit exam findings;
•capital ratio;
•revenue growth;
•tangible book value per diluted share;
•management achievement of strategic plan goals;
•system knowledge & utilization of core applications;
•customer service survey; or
•any combination of the foregoing.

Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index, or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax laws or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)
Adjustments. Pursuant to this Section 9.2, in certain circumstances the Committee may adjust performance measures under outstanding Awards; provided, however, that notwithstanding anything herein to the contrary, no adjustment may be made with respect to an Award to a Covered Employee that is intended to be performance-based compensation within the meaning of Code Section 162(m) as contemplated in Section 9.3, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

9.3.    GRANT OF PERFORMANCE AWARDS TO COVERED EMPLOYEES. With respect to each Performance Award granted to a Covered Employee that is intended by the Committee to qualify as a “performance-based award” under Code Section 162(m), the Committee shall select, within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant from among those criteria enumerated in Section 9.2, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each such Performance Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each performance period and different goals may be applicable to Performance Awards to different Covered Employees. Maximum Awards to Covered Employees are subject to the limitations in Section 4.2 of this Plan. Notwithstanding anything herein to the contrary, no Award that is intended by the Committee to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of service (other than death or Disability or a Change in Control).

9.4.    CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Performance Award to a Covered Employee granted pursuant to Section 9.3 shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 9.3, no Performance Award to a Covered Employee under Section 9.3 or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to such Award, in any manner to waive the achievement of the applicable performance goal or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause such Performance Award to cease to qualify as performance-based compensation under Code Section 162(m).

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1.    TERM OF AWARD.  Subject to Section 7.1(e) with respect to Options, the term of each Award shall be for the period as determined by the Committee and specified in the applicable Award Certificate.

10.2.    FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

10.3.    LIMITATIONS ON TRANSFER.  No right or interest of a Participant in any unexercised or unvested restricted Award may be assigned, transferred, pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Code Section 414(p)(1)(A) if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

10.4.    BENEFICIARIES.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

10.5.    STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

10.6.    ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate, or in Section 10.8 with respect to Awards of Restricted Stock and Restricted Stock Units, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i)    all of that Participant’s outstanding Options shall become fully exercisable, and shall thereafter remain exercisable for the applicable period specified in Section 7.2;

            (ii)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse, and the Awards shall be deemed to vest as of the date of termination; and

(iii)    all performance criteria under all of that Participant’s outstanding performance-based Awards shall be deemed to have been satisfied as of the date of termination, as follows:

(A)    if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)    if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C)    in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.7.    EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 10.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any separate agreement with a Participant governing an Award.

(a)    Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 13.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

(b)    Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding Performance Awards of that Participant shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance, change in control or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.8.    ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Sections 10.6 or 10.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards of Restricted Stock or Restricted Stock Units shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  In exercising its discretion pursuant to this Section 10.8, the Committee may provide for nonuniform treatment among Participants (whether or not similarly situated) and among Awards granted to a Participant. Notwithstanding anything herein to the contrary, the Committee may not waive any performance-based criteria with respect to an Award to a Covered Employee intended to qualify as performance-based compensation under Code Seciton 162(m), nor shall satisfaction of such criteria be deemed to have been accelerated, other than in connection with such Covered Employee’s death or Disability or a Change in Control.

10.9.    FORFEITURE EVENTS; RECOUPMENT.

(a)    Forfeiture. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

(b)    Recoupment. All Awards (including Awards that have vested in accordance with the Award Certificate) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

10.10.    SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1.    MANDATORY ADJUSTMENTS.  In the event of an internal reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend or similar extraordinary event affecting the Stock, the authorization limitations under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the performance goals or other measures to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limitations under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, the Shares then subject to each Award and the exercise price of each outstanding Option shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately. Any adjustment under this Section to the number of Shares subject to an Award may provide for the number of Shares to be rounded up or down to the next whole Share, as the Committee may determine in its discretion.

11.2.    DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, combination or exchange of shares), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.3.    GENERAL.  Any discretionary adjustments made pursuant to this Article 11 shall be subject to the provisions of Section 12.2.  To the extent that any adjustments made pursuant to this Article 11 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options (Again).

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1.    AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

12.2.    MODIFICATION OF OUTSTANDING AWARDS.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

12.3.    COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 409A and 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 12.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 13
GENERAL PROVISIONS

13.1.    NO ENLARGEMENT OF RIGHTS.

(a)    No Participant or any Eligible Person shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Persons uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Persons who receive, or are eligible to receive, Awards (whether or not such Eligible Persons are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)    No Award shall be deemed to give a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.2.    WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.3.    SPECIAL PROVISIONS RELATED TO CODE SECTION 409A.

(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Code Section 409A.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers or employees (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Code Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)    the amount of such nonexempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii)    the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

13.4.    UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

13.5.    RELATIONSHIP TO OTHER BENEFITS.  No Award under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

13.6.    EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.7.    TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8.    GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.9.    FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

13.10.    NO LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, beneficiary or any other person as to: (a) the nonissuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

13.11.    GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Vermont.

13.12.    ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.13.    NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to issue or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Union Bankshares, Inc. 2014 Equity Incentive Plan as adopted by the Board on March 19, 2014 and by the stockholders on _____________, 2014.

UNION BANKSHARES, INC.

By:

Its:

UNION BANKSHARES, INC. - ANNUAL MEETING, MAY 21, 2014
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/6393

You can vote in one of three ways:

1.	Call toll free 1-855-362-6704 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at http://www.rtcoproxy.com/unb and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

REVOCABLE PROXY
UNION BANKSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2014
3:00 p.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Kristy Adams Alfieri and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Stone Grill Restaurant, 116 Vermont Route 15 West, Morrisville, Vermont on Wednesday, May 21, 2014, at 3:00 p.m., local time, and at any adjournment thereof.

PLEASE VOTE YOUR SHARES BY COMPLETING, DATING AND SIGNING THIS PROXY CARD IN THE SPACE PROVIDED AND RETURNING IT IN THE ENCLOSED ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
UNION BANKSHARES, INC.

Annual Meeting of
Shareholders May 21, 2014

The undersigned hereby appoints Kristy Adams Alfieri and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Stone Grill Restaurant, 116 Vermont Route 15 West, Morrisville, Vermont on Wednesday, May 21, 2014, at 3:00 p.m., local time, and at any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:
http://www.cfpproxy.com/6393

FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

1. TO FIX THE NUMBER OF DIRECTORS AT NINE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

(01) Cynthia D. Borck	(04) John M. Goodrich	(07) John H. Steel
(02) Steven J. Bourgeois	(05) Timothy W. Sargent	(08) Schuyler W. Sweet
(03) Kenneth D. Gibbons	(06) David S. Silverman	(09) Cornelius J. Van Dyke
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s') name(s) or number(s) in the space provided below.

2. TO APPROVE THE UNION BANKSHARES, INC. 2014 EQUITY INCENTIVE PLAN;

For	Against	Abstain
☐	☐	☐

3. TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY DUNN MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR 2014.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.

REVOCABLE PROXY
UNION BANKSHARES, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or

2.	By Internet; or

3.	By Mail.

To Vote by Telephone:

Call 1-855-362-6704 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 21, 2014.

To Vote by Internet:

Go to http://www.rtcoproxy.com/unb prior to 3 a.m., May 21, 2014

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE	☐

Annual Meeting Materials are available at:
http://www.cfpproxy.com/6393

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

1. TO FIX THE NUMBER OF DIRECTORS AT NINE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

(01) Cynthia D. Borck	(04) John M. Goodrich	(07) John H. Steel
(02) Steven J. Bourgeois	(05) Timothy W. Sargent	(08) Schuyler W. Sweet
(03) Kenneth D. Gibbons	(06) David S. Silverman	(09) Cornelius J. Van Dyke
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s') name(s) or number(s) in the space provided below.

2. TO APPROVE THE UNION BANKSHARES, INC. 2014 EQUITY INCENTIVE PLAN;

For	Against	Abstain
☐	☐	☐

4. TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY DUNN MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR 2014.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.